UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 27, 2010   (October 26, 2010)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Effective as of October 26, 2010, our Board of Directors approved the dismissal of Cherry, Bekaert & Holland, L.L.P. (referred to as CBH) as our independent registered public accounting firm. In connection with the audits of the years ended December 31, 2009 and 2008 and the subsequent interim periods through October 26, 2010, there were no disagreements with CBH on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to CBH’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Similarly, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the time that CBH was engaged as our independent registered accounting firm.

The audit reports of CBH on the consolidated financial statements of Anchor Funding Services, Inc. as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Effective October 26, 2010, our Board of Directors approved the appointment of Scott and Company, LLP (referred to as Scott) as our independent registered public accounting firm. During the years ended December 31, 2009 and 2008 and through October 26, 2010, we did not nor did anyone acting on our behalf, consult Scott regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any reportable events described under Item 304(a)(2)(ii) of Regulation S-K.

We provided a copy of the above disclosures to CBH and requested CBH to provide us with a letter addressed to the Securities and Exchange Commission stating whether or not CBH agrees with the disclosures. A copy of CBH’s letter, dated October 27, 2010, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed with this Form 8-K.

Number	Exhibit
16.1	Letter from Cherry, Bekaert, & Holland, L.L.C. dated October 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.,
a Delaware corporation

October 27, 2010	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer